Exhibit 8

List of Subsidiaries

Minera Los Lagartos, S.A. de C.V. Avenida Trece No. 100 Col. Coralillo Hermosillo, Sonora C.P. 83140	Incorporated under the laws of the Mexican Republic Beneficial ownership = 100%